Exhibit 99.1

Oppenheimer Holdings Inc. Reports Fourth Quarter and Full Year 2022 Earnings

New York, January 27, 2023 – Oppenheimer Holdings Inc. (NYSE: OPY) (the "Company" or "Firm") today reported net income of $22.4 million or $2.04 basic earnings per share for the fourth quarter of 2022 compared with net income of $62.9 million or $4.99 basic earnings per share for the fourth quarter of 2021. Revenue for the fourth quarter of 2022 was $313.6 million compared to revenue of $365.1 million for the fourth quarter of 2021, a decrease of 14.1%.
For the year ended December 31, 2022, the Company reported net income of $32.4 million or $2.77 basic earnings per share compared with net income of $159.0 million or $12.57 basic earnings per share for the year ended December 31, 2021. Revenue for the year ended December 31, 2022 was $1.1 billion compared to revenue of $1.4 billion for the year ended December 31, 2021, a decrease of 20.3%.

Summary Operating Results (Unaudited)
('000s, except per share amounts or otherwise indicated)
	4Q-22	4Q-21	FY-22	FY-21
Revenue	$313,580	$365,118	$1,110,941	$1,394,035
Compensation Expense	$197,683	$193,787	$740,827	$886,840
Non-compensation Expense	$85,625	$79,379	$324,560	$282,554
Pre-Tax Income	$30,272	$91,952	$45,554	$224,641
Income Taxes Provision	$7,885	$29,055	$13,444	$65,677
Net Income (1)	$22,413	$62,897	$32,351	$158,964
Earnings Per Share (Basic) (1)	$2.04	$4.99	$2.77	$12.57
Earnings Per Share (Diluted) (1)	$1.87	$4.61	$2.57	$11.70
Book Value Per Share	$72.41	$65.66	$72.41	$65.66
Tangible Book Value Per Share (2)	$56.91	$52.11	$56.91	$52.11
(1) Attributable to Oppenheimer Holdings Inc.
(2) Represents book value less goodwill and intangible assets divided by number of shares outstanding.

Highlights

•Reduced revenue, net income, and earnings per share for the fourth quarter and full year 2022 reflected lower transaction levels and lower valuations in client portfolios and fewer investment banking transactions, partially offset by the positive impact of the rising interest rate environment on our interest-sensitive revenues
•Record bank deposit sweep income for the fourth quarter driven by higher short-term interest rates
•Higher non-compensation expenses for the full year 2022 largely due to the impact of a previously disclosed adverse arbitration decision in the third quarter, which has since been appealed
•Client assets under administration and under management were both at reduced levels at December 31, 2022
•The Company repurchased 1,684,287 shares of Class A non-voting common stock during the full year 2022 under its previously announced share repurchase program
•Book value and tangible book value per share reached record levels at December 31, 2022 as a result of positive earnings and share repurchases
Albert G. Lowenthal, Chairman and CEO commented, "The results for the full year 2022 are significantly reduced from the prior year’s record levels, largely reflecting the impact of challenging macroeconomic conditions as well as an adverse arbitration decision in 2022. Concerns around whether inflation, rising interest rates and other geopolitical tensions could induce a recession weighed negatively on market sentiment during the year. This resulted in significant declines in transaction volumes and in the valuations of the equity and fixed income markets, which drove a meaningful reduction in both our transaction based revenues and advisory fee revenues. The volatile markets also led to a cooling of equity IPOs, secondary offerings and M&A transaction activity, which negatively impacted our capital markets income.

Nevertheless, in spite of these headwinds, we were able to deliver profitable results for the year owing to the diversity and countercyclical nature of our revenue streams. In particular, bank deposit sweep income and interest income on margin loans increased significantly throughout the year, as both received a benefit from the short-term interest rate increases enacted by the Federal Reserve. Importantly, while we experienced higher legal expenses during the year, we remain focused on managing our controllable costs and maintaining discipline on our overall expense levels.

The Company continues to maintain a strong balance sheet with a significant excess in regulatory capital. During the year, the Company took advantage of the lower level of its share price to purchase 1,684,287 shares (15%) of its Class A non-voting common stock at an average price of $36.00 per share in the open market under its share repurchase program. This resulted in 10,868,556 Class A non-voting common shares remaining outstanding at December 31, 2022. We remain confident in the strength of our brand, the resiliency of our businesses and our ability to continue to provide essential investment services to our clients."

Segment Results (Unaudited)
('000s, except per share amounts or otherwise indicated)
	4Q-22	4Q-21	FY-22	FY-21
Private Client
Revenue	$201,748	$173,310	$675,680	$665,060
Pre-Tax Income	$49,331	$17,784	$142,250	$101,146
Assets Under Administration (billions)	$105.0	$122.1	$105.0	$122.1

Asset Management
Revenue	$22,940	$27,930	$99,242	$104,598
Pre-Tax Income	$9,837	$10,270	$35,753	$35,874
Asset Under Management (billions)	$36.8	$46.2	$36.8	$46.2

Capital Markets
Revenue	$90,549	$165,575	$337,821	$625,704
Pre-Tax Income (Loss)	$(11,328)	$96,838	$(25,696)	$204,090

Fourth Quarter Results

Private Client

Private Client reported revenue of $201.7 million for the fourth quarter of 2022, 16.4% higher compared with a year ago. Pre-tax income was $49.3 million, an increase of 177.4% compared with a year ago. Financial advisor headcount declined to 968 at the end of the current quarter compared to 996 at the end of the fourth quarter of 2021.
Revenue:
•Retail commissions decreased 16.2% from a year ago primarily driven by lower client activity
•Advisory fees decreased 15.7% due to lower asset valuations of assets under management
•Bank deposit sweep income for the fourth quarter was a record and increased $45.7 million from a year ago due to higher short-term interest rates
•Interest revenue increased 137.4% from a year ago due to higher short-term interest rates
•Other revenue decreased 32.0% compared with a year ago primarily due to a smaller increase in the cash surrender value of Company-owned life insurance policies when compared to the prior year quarter
Total Expenses:
•Compensation expenses decreased 6.3% compared with a year ago primarily due to lower incentive compensation and production driven expenses partially offset by higher share-based compensation costs and the inflationary impact on salaries
•Non-compensation expenses increased 12.7% compared with a year ago mainly attributable to higher interest expense

('000s, except otherwise indicated)
	4Q-22	4Q-21

Revenue	$201,748	$173,310
Commissions	$46,128	$55,027
Advisory Fees	$76,574	$90,857
Bank Deposit Sweep Income	$49,590	$3,928
Interest	$18,880	$7,954
Other	$10,576	$15,544

Total Expenses	$152,417	$155,526
Compensation	$112,919	$120,487
Non-compensation	$39,498	$35,039

Pre-Tax Income	$49,331	$17,784

Compensation Ratio	56.0%	69.5%
Non-compensation Ratio	19.6%	20.2%
Pre-Tax Margin	24.5%	10.3%

Assets Under Administration (billions)	$105.0	$122.1
Cash Sweep Balances (billions)	$5.5	$7.9

Asset Management

Asset Management reported revenue of $22.9 million for the fourth quarter of 2022, 17.9% lower compared with a year ago due to lower asset values caused by the declining markets. Pre-tax income was $9.8 million, a decrease of 4.2% compared with a year ago.

Revenue:
•Advisory fee revenue decreased 17.9% from a year ago due to reduced management fees resulting from the lower net value of assets under management, partially offset by higher incentive fees earned during the fourth quarter of 2022
Assets under Management (AUM):
▪AUM were at reduced levels of $36.8 billion at December 31, 2022, which is the basis for advisory fee billings for January 2023
▪The decrease in AUM was comprised of lower asset values of $7.6 billion on existing client holdings and a net distribution of assets of $1.8 billion
Total Expenses:
•Compensation expenses were down 53.8% driven primarily by lower incentive compensation costs
•Non-compensation expenses decreased 1.7% when compared with a year ago primarily due to lower external portfolio management costs which are directly related to the assets being managed and the decrease in AUM, partially offset by higher communications and technology expenses

('000s, except otherwise indicated)
	4Q-22	4Q-21

Revenue	$22,940	$27,930
Advisory Fees	$22,936	$27,926
Other	$4	$4

Total Expenses	$13,103	$17,660
Compensation	$3,776	$8,172
Non-compensation	$9,327	$9,488

Pre-Tax Income	$9,837	$10,270

Compensation Ratio	16.5%	29.3%
Non-compensation Ratio	40.7%	34.0%
Pre-Tax Margin	42.9%	36.8%

AUM (billions)	$36.8	$46.2

Capital Markets

Capital Markets reported revenue of $90.5 million for the fourth quarter of 2022, 45.3% lower compared with a year ago. Pre-tax loss was $11.3 million compared with pre-tax income of $96.8 million a year ago.

Revenue:
Investment Banking
•Advisory fees earned from investment banking activities decreased 55.6% compared with a year ago driven by an industry-wide decrease in M&A transactions
•Equity underwriting fees decreased 88.1% compared with a year ago due to a continued market slowdown in IPOs and secondary offerings
•Fixed income underwriting fees were down 83.8% compared with a year ago primarily driven by a decrease in public finance debt issuances
Sales and Trading
•Equities sales and trading decreased 1.9% compared with a year ago
•Fixed income sales and trading increased 27.4% compared to the prior year primarily due to increased income from corporate and U.S. government bonds

Total Expenses:
•Compensation expenses increased 84.9% compared with the prior year primarily due to the establishment of a deferred compensation plan during the fourth quarter of 2021, which resulted in a lower incentive compensation accrual in the prior year quarter
•Non-compensation expenses decreased 1.6% compared with a year ago

('000s)
	4Q-22	4Q-21

Revenue	$90,549	$165,575

Investment Banking	$32,476	$112,647
Advisory Fees	$25,110	$56,503
Equities Underwriting	$5,533	$46,434
Fixed Income Underwriting	$1,541	$9,541
Other	$292	$169

Sales and Trading	$57,039	$52,536
Equities	$33,082	$33,728
Fixed Income	$23,957	$18,808

Other	$1,034	$392

Total Expenses	$101,877	$68,737
Compensation	$73,163	$39,568
Non-compensation	$28,714	$29,169

Pre-Tax Income (Loss)	$(11,328)	$96,838

Compensation Ratio	80.8%	23.9%
Non-compensation Ratio	31.7%	17.6%
Pre-Tax Margin	(12.5)%	58.5%

Full Year Results

Private Client

Private Client reported revenue of $675.7 million for the year ended December 31, 2022, 1.6% higher compared with the prior year. Pre-tax income was $142.3 million, an increase of 40.6% from the prior year.
Revenue:
•Retail commissions decreased 12.5% from the prior year primarily due to decreased client activity in mutual funds, listed securities, OTC products and annuities, partially offset by higher commission income on municipal bonds
•Advisory fees decreased 5.9% due to the reduced valuations of assets under management
•Bank deposit sweep income increased $89.0 million or 572.1% from the prior year due to significant increases in short-term interest rates
•Interest revenue increased 77.1% from the prior year due to higher average margin balances and higher short-term interest rates
•Other revenue declined 95.7% compared with the prior year primarily due to decreases in the cash surrender value of Company-owned life insurance policies, which fluctuates based on changes in fair value of the policies' underlying investments
Total Expenses:
•Compensation expenses decreased 15.5% from the prior year primarily due to decreased production, share-based and incentive compensation costs, partially offset by the inflationary impact on salaries
•Non-compensation expenses increased 33.2% from the prior year primarily due to higher legal costs recorded during the third quarter of 2022 which related to an adverse arbitration decision, which has since been appealed

('000s)
	FY-22	FY-21
Revenue	$675,680	$665,060
Commissions	$190,614	$217,724
Advisory Fees	$326,240	$346,559
Bank Deposit Sweep Income	$104,558	$15,557
Interest	$51,866	$29,290
Other	$2,402	$55,930
Total Expenses	$533,430	$563,914
Compensation	$377,671	$446,968
Non-compensation	$155,759	$116,946

Pre-Tax Income	$142,250	$101,146

Compensation Ratio	55.9%	67.2%
Non-compensation Ratio	23.1%	17.6%
Pre-Tax Margin	21.1%	15.2%
Assets Under Administration (billions)	$105.0	$122.1
Cash Sweep Balances (billions)	$5.5	$7.9

Asset Management

Asset Management reported revenue of $99.2 million for the year ended December 31, 2022, 5.1% lower compared with the prior year. Pre-tax income was $35.8 million, a decrease of 0.3% compared with the prior year.

Revenue:
•Advisory fee revenue decreased 5.1% from the prior year primarily due to lower management fees from advisory programs, partially offset by higher incentive fees from alternative investments during the year
Assets under Management (AUM):
▪AUM were at reduced levels of $36.8 billion at December 31, 2022, which is the basis for advisory fee billings for January 2023
▪The decrease in AUM from December 31, 2021 to December 31, 2022 was comprised of lower asset values of $7.6 billion on existing client holdings and a net distribution of assets of $1.8 billion
Total Expenses:
•Compensation expenses were down 12.8% when compared to the prior year driven primarily by lower incentive compensation costs
•Non-compensation expenses were down 4.1% when compared to the prior year primarily due to lower external portfolio management costs which are directly related to the decrease in AUM, partially offset by an increase in total communications and technology expenses

('000s)
	FY-22	FY-21

Revenue	$99,242	$104,598
Advisory Fees	$99,224	$104,584
Other	$18	$14

Total Expenses	$63,489	$68,724
Compensation	$24,261	$27,811
Non-compensation	$39,228	$40,913

Pre-Tax Income	$35,753	$35,874

Compensation Ratio	24.4%	26.6%
Non-compensation Ratio	39.5%	39.1%
Pre-Tax Margin	36.0%	34.3%

AUM (billions)	$36.8	$46.2

Capital Markets
Capital Markets reported revenue of $337.8 million for the year ended December 31, 2022, 46.0% lower compared with the prior year. Pre-tax loss was $25.7 million compared with pre-tax income of $204.1 million for the prior year.

Revenue:
Investment Banking
•Advisory fees earned from investment banking activities decreased 56.6% compared with the prior year driven by an industry-wide decrease in M&A transactions
•Equities underwriting fees decreased 86.8% compared with the prior year due to significantly lower levels of capital issuances in the equity markets, particularly in the healthcare and technology sectors
•Fixed income underwriting fees were down 67.0% compared with the prior year primarily driven by fewer public finance debt issuances during the year
Sales and Trading
•Equities sales and trading increased 1.9% compared with the prior year
•Fixed income sales and trading increased 2.1% compared with the prior year driven by higher trading income from U.S. government securities

Total Expenses:
•Compensation expenses decreased 18.2% compared with the prior year primarily due to decreased incentive compensation costs
•Non-compensation expenses were 0.2% lower compared with the prior year

('000s)
	FY-22	FY-21

Revenue	$337,821	$625,704

Investment Banking	$117,101	$410,539
Advisory Fees	$84,569	$194,753
Equities Underwriting	$24,583	$186,736
Fixed Income Underwriting	$8,898	$27,004
Other	$(949)	$2,046

Sales and Trading	$217,712	$213,491
Equities	$141,013	$138,363
Fixed Income	$76,699	$75,128

Other	$3,008	$1,674

Total Expenses	$363,517	$421,614
Compensation	$260,974	$318,850
Non-compensation	$102,543	$102,764

Pre-Tax Income (Loss)	$(25,696)	$204,090

Compensation Ratio	77.3%	51.0%
Non-compensation Ratio	30.4%	16.4%
Pre-Tax Margin	(7.6)%	32.6%

Other Matters

•The Board of Directors announced a quarterly dividend in the amount of $0.15 per share for the fourth quarter of 2022 payable on February 24, 2023 to holders of Class A non-voting and Class B voting common stock of record on February 10, 2023
•Compensation expense as a percentage of revenue was higher at 66.7% during the current year versus 63.6% last year primarily due to the inflationary impact on salaries throughout the year
•Non-compensation expenses increased 14.9% from the prior year primarily due to the impact of an adverse arbitration decision in September 2022, which has since been appealed
•During the fourth quarter of 2022, the Company repurchased and cancelled $10.95 million aggregate principal amount of its senior secured notes
•The effective tax rate for the current year was 29.5% compared with 29.2% for the prior year primarily due to the impact of unfavorable permanent items

(In millions, except percentages, number of shares and per share amounts)
	FY-22	FY-21
Capital
Stockholders' Equity (1)	$794.2	$823.8
Regulatory Net Capital (2)	$432.5	$422.8
Regulatory Excess Net Capital (2)	$408.3	$388.0

Common Stock Repurchases
Repurchases	$60.6	$7.7
Number of Shares	1,684,287	177,192
Average Price Per Share	$36.00	$43.67

Period End Shares	10,968,221	12,546,701
Effective Tax Rate	29.5%	29.2%

(1) Attributable to Oppenheimer Holdings Inc.
(2) Attributable to Oppenheimer & Co. Inc. broker-dealer

Company Information

Oppenheimer Holdings Inc., through its operating subsidiaries, is a leading middle market investment bank and full service broker-dealer that is engaged in a broad range of activities in the financial services industry, including retail securities brokerage, institutional sales and trading, investment banking (corporate and public finance), equity and fixed income research, market-making, trust services, and investment advisory and asset management services. With roots tracing back to 1881, the Company is headquartered in New York and has 92 retail branch offices in the United States and institutional businesses located in London, Tel Aviv, and Hong Kong.

Forward-Looking Statements

This press release includes certain "forward-looking statements" relating to anticipated future performance. For a discussion of the factors that could cause future performance to be different than anticipated, reference is made to Factors Affecting "Forward-Looking Statements" and Part 1A – Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and Factors Affecting "Forward-Looking Statements" in Part I, Item 2 in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

Oppenheimer Holdings Inc.
Consolidated Income Statements (Unaudited)
('000s, except number of shares and per share amounts)

	For the Three Months Ended December 31,			For the Year Ended December 31,
	2022	2021	% Change	2022	2021	% Change
REVENUE
Commissions	$88,075	$101,076	(12.9)	$370,382	$401,607	(7.8)
Advisory fees	99,517	118,798	(16.2)	425,615	451,197	(5.7)
Investment banking	34,013	117,563	(71.1)	127,529	435,870	(70.7)
Bank deposit sweep income	49,590	3,928	1,162.5	104,558	15,557	572.1
Interest	22,046	9,567	130.4	60,713	36,482	66.4
Principal transactions, net	10,907	4,483	143.3	21,031	23,984	(12.3)
Other	9,432	9,703	(2.8)	1,113	29,338	(96.2)
Total revenue	313,580	365,118	(14.1)	1,110,941	1,394,035	(20.3)
EXPENSES
Compensation and related expenses	197,683	193,787	2.0	740,827	886,840	(16.5)
Communications and technology	21,493	21,023	2.2	85,474	80,520	6.2
Occupancy and equipment costs	15,196	14,698	3.4	59,897	60,069	(0.3)
Clearing and exchange fees	6,643	5,639	17.8	25,566	22,306	14.6
Interest	10,688	2,292	366.3	23,846	9,855	142.0
Other	31,605	35,727	(11.5)	129,777	109,804	18.2
Total expenses	283,308	273,166	3.7	1,065,387	1,169,394	(8.9)

Pre-tax Income	30,272	91,952	(67.1)	45,554	224,641	(79.7)
Income taxes provision	7,885	29,055	(72.9)	13,444	65,677	(79.5)
Net Income	$22,387	$62,897	(64.4)	$32,110	$158,964	(79.8)

Less: Net income (loss) attributable to non-controlling interest, net of tax	(26)	—	*	(241)	—	*
Net income attributable to Oppenheimer Holdings Inc.	$22,413	$62,897	(64.4)	$32,351	$158,964	(79.6)

Earnings per share attributable to Oppenheimer Holdings Inc.
Basic	$2.04	$4.99	(59.1)	$2.77	$12.57	(78.0)
Diluted	$1.87	$4.61	(59.4)	$2.57	$11.70	(78.0)

Weighted average number of common shares outstanding
Basic	10,967,276	12,609,654	(13.0)	11,666,194	12,642,306	(7.7)
Diluted	11,969,012	13,640,402	(12.3)	12,607,752	13,582,828	(7.2)

Period end number of common shares outstanding	10,968,221	12,546,701	(12.6)	10,968,221	12,546,701	(12.6)

* Percentage not meaningful